Exhibit 10.116

AMENDMENT NO. 3

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 (“Amendment”) is entered into as of this 23 day of June, 2000 by and among I.F.S. OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various other financial institutions (together with PNC, collectively the “Lenders”) named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, Borrowers, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of October 15, 1997 (as amended by (a) Amendment No. 1 dated as of July 31, 1998, (b) Amendment No. 2 dated as of August 1, 1999, and (c) as further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

WHEREAS, Borrower has requested that Agent and Lenders provide Borrower with a seasonal overadvance facility for a specific period on an annual basis, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3. below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Amendment No. 3” shall mean Amendment No. 3 to the Revolving Credit, Term Loan and Security Agreement dated as of June 23, 2000.

“Seasonal Overadvance Amount” shall mean, for the Seasonal Overadvance Period, ONE MILLION DOLLARS ($1,000,000.00).

“Seasonal Overadvance Period” shall mean the period commencing on August 1st and ending on October 15th of each calendar year.

“Seasonal Overadvance Fee” as set forth in Section 3.3(d).

(b) Subsection 2.1 (a)(y)(iv) of the Loan Agreement is hereby amended in its entirety to provide as follows:

“(iv) the Seasonal Overadvance Amount, minus”

(c) Subsection 2.1 of the Loan Agreement is hereby amended to include the following paragraph at the end of said Section:

“Notwithstanding the provisions stated above, Agent will provide the Borrower with the Seasonal Overadvance Amount for the Seasonal Overadvance Period, provided (i) there has not occurred an Event of Default or (ii) Borrower has not experienced a material adverse change over the prior year.”

(d) Subsection 3.3(d) is hereby added to Section 3.3 of the Loan Agreement to provide as follows:

“(d) Seasonal Overadvance Fee. Borrower shall pay to Agent for its benefit and for the ratable benefit of Lenders an annual seasonal overadvance fee (the “Seasonal Overadvance Fee”) in the amount of $2,000.00 upon utilization of the Seasonal Overadvance (which fee shall be charged to Borrower’s loan account annually). The Seasonal Overadvance Fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.”

3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent. Agent shall have received:

(a) Borrower’s execution and deliver of this Amendment and supporting documents;

4. The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Agreement, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under the Loan Agreement which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

5. The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Agent, as modified by this Amendment.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

8. This Amendment has been delivered to and accepted by the Agent and will be deemed to be made in the State where the Agent’s office indicated in the Loan Agreement is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Agent’s office indicated in the Loan Agreement is located, excluding its conflict of laws rules.

9. Except as amended hereby, the terms and provisions of the Loan Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of the Loan Agreement, a waiver of any default or Event of Default under the Loan Agreement, or a waiver or release of any of the Agent’s rights and remedies (all of which are hereby reserved).

IN WITNESS WHEREOF, this Amendment has been duly executed as of this 23 day of June, 2000.

(SEAL)

I.F.S. OF NEW JERSEY, INC.

By: /s/ Jack B. Hood
Print Name: Jack B. Hood
Title: CFO

Consented and Agreed to:

SARA ST. CLAIRE, INC.

By: /s/ Jack B. Hood
Print Name: Jack B. Hood
Title: CFO

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By: /s/ Jack B. Hood
Print Name:
Title:

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By: /s/ Jack B. Hood
Print Name:
Title:

I.F.S. MANAGEMENT LLC

By: /s/ William S. Walsh
Print Name: William S. Walsh
Title: Vice Chairman